EXHIBIT 21


                 KASH N' KARRY FOOD STORES, INC.
                          SUBSIDIARIES



SUBSIDIARY                         STATE OF ORGANIZATION
------------------------------     ---------------------

KNK 702 DELAWARE BUSINESS TRUST    DELAWARE

KNK 886 DELAWARE BUSINESS TRUST    DELAWARE

KNK 891 DELAWARE BUSINESS TRUST    DELAWARE